Exhibit 10.2

GAMEHAUS HOLDINGS INC.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on November 2, 2026, by and between Gamehaus Holdings Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), and each of the investors listed on the Schedule of Subscribers attached hereto (each, an “Investor” and collectively, the “Investors”). The Issuer and the Investors are each referred to herein as a “Party,” and collectively as “Parties.”

WHEREAS, pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated as of November 2, 2026, by and among the Issuer and the Investors, the Issuer acquired from the Investors an aggregate of 7,778 ordinary shares, par value US$0.0001 per share, of Techforge Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands, for aggregate consideration of US$19,600,000, payable in full through the issuance and allotment by the Issuer to the Investors of its Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”).

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investors and Issuer acknowledges and agrees as follows:

1. Subscription. Pursuant to the terms and subject to the conditions of this Subscription Agreement, each Investor agrees to subscribe for, and the Issuer agrees to issue to each Investor, that certain number of Shares (the “Subscribed Shares”) calculated by dividing the subscription amount (the “Subscription Amount”) of such Investor set forth opposite such Investor’s name in the Schedule of Subscriber by the subscription price per Share. The subscription price per share shall be determined through arm’s-length negotiations between the Parties after considering the average closing price of the Issuer’s Class A Ordinary Shares traded on the Nasdaq Stock Market LLC during a mutually agreed reference period preceding the execution of this Subscription Agreement.

2. Issuance. As promptly as reasonably practicable following the execution of this Subscription Agreement, (i) each Investor shall deliver to Issuer the Subscription Amount in the manner described in the Schedule of Subscribers attached hereto, and (ii) Issuer shall issue the respective Subscribed Shares to each Investor (or such person as the Investor may designate in writing) and cause the Subscribed Shares to be registered in the name of such Investor (or such person as the Investor may designate in writing) on Issuer’s books and records. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. The date on which such issuance occurs shall be the “Closing Date.”

3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription and issuance of the respective Subscribed Shares, as applicable, as contemplated by this Subscription Agreement.

4. Issuer Representations and Warranties. The Issuer represents and warrants to each Investor that, that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:

(a) Issuer is duly formed, validly existing and in good standing under the laws of the Cayman Islands. Issuer has all requisite legal and corporate power and authority to conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The respective Subscribed Shares have been duly authorized and, when issued and delivered to each Investor against full payment therefor in accordance with the terms of this Subscription Agreement, such Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s amended and restated memorandum and articles of association (as in effect at such time of issuance) or under the Cayman Islands Companies Act (2025 Revision), as amended.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of each Investor, this Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) Assuming the accuracy of each Investor’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the respective Subscribed Shares by Issuer to each Investor.

(e) None of the Issuer or any of its subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated hereby whose fees that any of the Investors would be required to pay.

(f) None of the Issuer, any predecessor or affiliated issuer of the Issuer nor, to the Issuer’s knowledge, any director or executive officer of the Issuer or any promoter connected with the Issuer in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the 1933 Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3). The Issuer has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

5. Investor Representations and Warranties. Each Investor represents and warrants to the Issuer, that the statements contained in this Section 5 are true and correct as of the date hereof and the Closing Date:

(a) If the Investor is not an individual, the Investor is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) If the Investor is not an individual, the execution and performance by the Investor of this Subscription Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Investor. The Investor has the power and authority to execute, deliver and perform its obligations under this Subscription Agreement and this Subscription Agreement has been duly executed and delivered by the Investor and is legal, valid, binding and enforceable upon and against the Investor (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

(c) The execution, delivery and performance by the Investor of this Subscription Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of Investor; (b) violate or conflict with any provision of any Law (as defined below) or Governmental Authority (as defined below) applicable to Investor; (c) require the consent, notice or other action by any Person (as defined below) under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (d) require any consent, permit, Governmental Authority, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Authority’s order, filing or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby. For purposes of this Section 5, “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government; “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority material to the Investor; “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

(d) The Investor is, and was at the time the Investor was offered the respective Subscribed Shares, an accredited investor (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) and has truthfully and accurately completed the Accredited Investor Certification attached as Exhibit A to this Agreement, as appropriate. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) The Investor is acquiring the respective Subscribed Shares for its own account, for investment purposes only and not with a view to, or the resale in connection with, any distribution thereof that would not otherwise comply with the Securities Act.

(f) The Investor understands that (i) the respective Subscribed Shares have not been registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and that such Subscribed Shares are being issued and sold by Issuer in transactions exempt from the registration requirements of the Securities Act, (ii) the Issuer is relying in part upon the truth and accuracy of, and each Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Investor set forth herein in order to determine the availability of such exemptions and the eligibility of each Investor to acquire the Subscribed Shares, and (iii) the Subscribed Shares will be “restricted securities” (as that term is defined under Rule 144(a)(3) of the Securities Act), and all or any part of the Subscribed Shares may not be offered or sold except pursuant to effective registration statements or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws.

(g) The Investor acknowledges and agrees that the Subscribed Shares will not be immediately eligible for offer, resale, transfer, pledge, mortgage or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor agrees: (A) that the Investor will not sell, assign, pledge, give, transfer, or otherwise dispose of the Subscribed Shares or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (B) that the certificates representing the Subscribed Shares will bear a legend making reference to the foregoing restrictions (which, for the avoidance of doubt, shall be removed as soon as practicable after the Registration Statement (as defined below) (or any other registration statement registering the Subscribed Shares) becomes effective, or at such time as the Subscribed Shares may be resold without restriction pursuant to Rule 144 under the Securities Act); and (C) that the Issuer and its affiliates shall not be required to give effect to any purported transfer of such Shares, except upon compliance with the foregoing restrictions.

(h) The Investor has such knowledge, skill, sophistication and experience in business, financial and investment matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subscribed Shares. The Investor understands that Investor’s investment in the Subscribed Shares involves a high degree of risk. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Subscribed Shares and the consequences of this Subscription Agreement. The Investor has considered the suitability of the Subscribed Shares as an investment in light of its own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the Subscribed Shares, and it is authorized to invest in the Subscribed Shares and has determined that it is a suitable investment for the Investor. The Investor understands that it must bear the economic risk of its investment in the Subscribed Shares indefinitely and is able to bear such risk and is able to afford a complete loss of such investment.

(i) The Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Issuer, as investment advice or as a recommendation to purchase the Subscribed Shares, it being understood that information and explanations related to the terms and conditions of the Subscribed Shares and the other transaction documents shall not be considered investment advice or a recommendation to purchase the Subscribed Shares. The Investor confirms that the Issuer has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Subscribed Shares or (B) made any representation to the Investor regarding the legality of an investment in the Subscribed Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Subscribed Shares, the Investor is not relying on the advice or recommendations of the Issuer and the Investor has made its own independent decision that the investment in the Subscribed Shares is suitable and appropriate for the Investor.

(j) The Investor acknowledges that it has been furnished and reviewed all materials the Investor deemed necessary for the purpose of making an informed investment decision with respect to the Subscribed Shares, including information regarding Issuer and its subsidiaries. The Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Issuer and its management.

(k) The Investor acknowledges that the Issuer may request from the Investor such additional information as Issuer may deem necessary to evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall provide such information as may reasonably be requested.

(l) The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Subscribed Shares or made any finding or determination concerning the fairness or advisability of this investment.

(m) The Investor acknowledges that neither the Issuer nor any other person offered to sell the Subscribed Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(n) The Investor understands that nothing in this Subscription Agreement or any other materials presented by or on behalf of the Issuer to the Investor in connection with the subscription of the Subscribed Shares constitutes legal, tax or investment advice.

(o) Neither Investor nor any of its affiliates (as such term is defined in Rule 405 under the Securities Act) has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Issuer would be required to pay.

(p) The Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event the Investor is a member of FINRA, or associated or affiliated with a member of FINRA, the Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Subscribed Shares. For purposes of this Section 5, “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, its heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified; “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

(q) The Investor is not an underwriter of the Subscribed Shares, nor is it an Affiliate of an underwriter of the Subscribed Shares.

6. Grant of Registration Rights. The Issuer agrees that:

(a) Within sixty (60) calendar days after the Closing Date (the “Filing Deadline”), the Issuer shall use reasonable commercial efforts to file with the SEC a registration statement on the Form F-1 or F-3 (the “Registration Statement”) registering the resale of the Subscribed Shares, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 120 calendar days following the Filing Deadline (the “Effectiveness Date”); provided, however, that the Issuer’s obligation to include the Subscribed Shares in the Registration Statement are contingent upon the respective Investor furnishing in writing to the Issuer such information regarding such Investor, the securities of the Issuer held by such Investor and the intended method of disposition of the Subscribed Shares as shall be reasonably requested in writing by the Issuer to effect the registration of the Subscribed Shares, and such Investor shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations.

(b) Any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligation to file or effect such Registration Statement set forth in this Section 6.

(c) Any Subscribed Shares shall cease to have the benefits of this Section 6 when (A) a Registration Statement with respect to the sale of such Subscribed Shares shall have become effective under the Securities Act and such Subscribed Shares shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such Subscribed Shares not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such Subscribed Shares shall have ceased to be outstanding; (D) such Subscribed Shares may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC) (but with no volume or other restrictions or limitations); or (E) such Subscribed Shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of each of the Parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

8. Miscellaneous.

(a) Transfer and Assigns. Neither this Subscription Agreement nor any rights that may accrue to the Investors hereunder (other than the respective Subscribed Shares acquired hereunder, if any) may be transferred or assigned; provided that any of the Investors may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor or an affiliate thereof); provided, further, that no such assignment shall relieve such Investor of its obligations hereunder. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) Disclosure. Each of Issuer and the Investors are entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Amendment. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(d) Entire Agreement. This Subscription Agreement (including the schedule hereto) constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Subscription Agreement. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(e) Severability. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(f) Counterparts. This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(g) Specific Performance. The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of State of New York without giving effect to conflict of laws principles.

(i) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Subscription Agreement, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules. The tribunal will consist of one arbitrator. The place of arbitration will be New York, New York. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The award of the arbitration tribunal shall be final and binding. The Parties shall waive their rights of appeal, if any, to the extent allowed by law.

(j) JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(j).

(k) Confidentiality. No announcement concerning this Subscription Agreement or the transaction contemplated thereby shall be made by one Party (whether prior to or after the Closing Date) without the prior approval of the other Party (such approval shall not be unreasonably withheld or delayed), except for such announcement as may be required by applicable laws binding on the relevant Party, including filings with the SEC all reports and other documents required of Gamehaus under the Securities Act and the Exchange Act, in which event the disclosing Party shall use its reasonable efforts to notify the other Parties prior to such announcement.

9. Non-Reliance and Exculpation. Each Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of Issuer expressly contained in Section 4 of this Subscription Agreement, in making its investment or decision to invest in Issuer.

10. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) if delivered by hand, when delivered in person, (ii) if sent by registered post or courier, on the date of acknowledgement of receipt of the communication by the addressee, (iii) if sent by email, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server. Notices shall be addressed to the respective Parties at the following addresses:

If to the Investors, to:

[●]

Address: [●]

Contact Person: [●]

Email: [●]

If to the Issuer, to:

Address: 19th Floor, Shanghai Technology Investment Building, No. 1699, Zhongke Road, Pudong New District, Shanghai, People’s Republic of China, 201203

Contact Person: Ling Yan

Email: linda.yan@gamehaus.com

or to such other address or addresses as the parties may from time to time designate in writing.

[SIGNATURE PAGES FOLLOW]

SCHEDULE OF SUBSCRIBERS

Name of Investor	[●]

Subscription Amount	US$[●]

Manner of Delivery of Subscription Amount	The Subscription Amount shall be delivered by way of set-off against the payment obligations of Issuer to such Investor under Section 3.4 of the Share Purchase Agreement. No cash payment shall be required from such Investor for the Subscription Amount.

Number of Subscribed Shares	[●] Class A ordinary shares, par value US$0.0001 per share, of the Issuer

Subscription Price Per Share	US$0.8

IN WITNESS WHEREOF, the Parties have executed this Subscription Agreement as of the date first set forth above.

Issuer:
Gamehaus Holdings Inc.

By:
Name:
Title:

Investors:
[●]

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Exhibit A

ACCREDITED INVESTOR REPRESENTATIONS

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have an individual net worth, or joint net worth with my spouse, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of the Issuer.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Issuer.

Initial _______	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Subscription Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Issuer.

Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Issuer, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial _______	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial _______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.